PIC MIDCAP PORTFOLIO

                              DECLARATION OF TRUST

                              PIC MIDCAP PORTFOLIO

                              DECLARATION OF TRUST

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  Name............................................................   1
           ----

ARTICLE II  Definitions....................................................   1
            -----------

ARTICLE III  Trustees and Officers
             ---------------------

           1.  Increase or Decrease in Number of Trustees..................   2
           2.  Term........................................................   3
           3.  Resignation, Removal and Retirement.........................   3
           4.  Vacancies...................................................   4
           5.  Meetings....................................................   4
           6.  Committees..................................................   5
           7.  Actions without Meeting; Telephone Meetings.................   5
           8.  Compensation................................................   6
           9.  Officers....................................................   6

ARTICLE IV  Powers of Trustees
            ------------------

           1.  General.....................................................   6
           2.  Investments.................................................   7
           3.  Legal Title.................................................   7
           4.  Sale of Interests...........................................   8
           5.  Miscellaneous Powers........................................   8
           6.  Further Powers..............................................   9

ARTICLE V  Limitations of Liability; Indemnification
           -----------------------------------------

           1.  Definitions.................................................  10
           2.  No Personal Liability of Trustees and Others................  11
           3.  Indemnification.............................................  11
           4.  Advance of Expenses.........................................  12
           5.  Liability of Holders .......................................  12
           6.  Reliance of Experts.........................................  13
           7.  No Duty of Investigation....................................  13

ARTICLE VI  Interests
            ---------

           1.  Interests...................................................  13
           2.  Limitations on Holders of Beneficial Interest...............  13
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           3.  Rights of Holders...........................................  13
           4.  Record of Interests.........................................  14

ARTICLE VII  Holders
             -------

           1.  Meetings of Holders.........................................  14
           2.  Notice of Meetings..........................................  14
           3.  Record Dates................................................  15
           4.  Quorum......................................................  15
           5.  Voting......................................................  15
           6.  Proxies and Inspectors......................................  15
           7.  Conduct of Holders' Meetings................................  16
           8.  Concerning Validity of Proxies, Ballots, etc................  16
           9.  Action by Written Consent...................................  16
           10.  Inspection of Records......................................  17
           11.  Other Rights of Holders....................................  17

ARTICLE VIII  Management and Other Contracts
              ------------------------------

           1.  Parties to Contracts........................................  17
           2.  Management and Underwriting Contracts.......................  18

ARTICLE IX  Redemptions
            -----------

           1.  Right of Redemptions........................................  18

ARTICLE X  Determination of Book Capital Accounts
           --------------------------------------

           1.  Book Capital Account Balances...............................  19
           2.  Distributions and Allocations to Holders....................  19
           3.  Power to Modify Foregoing...................................  19

ARTICLE XI  Duration and Termination
            ------------------------

           1.  Duration....................................................  20
           2.  Termination.................................................  20
           3.  Dissolution.................................................  20

ARTICLE XII  Miscellaneous
             -------------

           1.  Requirement for Action......................................  21
           2.  Implied Powers..............................................  21
           3.  Organization Costs..........................................  21
           4.  Proper Action...............................................  21
           5.  Determination of Value......................................  22
           6.  Amendment...................................................  22
           7.  Certificate of Designation; Agent for Service of
               Process.....................................................  22
           8.  Governing Law...............................................  22
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           9.  Counterparts................................................  23
           10.  Reliance by Third Parties..................................  23
           11.  Provisions in Conflict with Law or Regulations.............  23
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                              PIC MIDCAP PORTFOLIO

                              DECLARATION OF TRUST


                  This DECLARATION OF TRUST is made on December 29, 1997, by and among the individuals executing this Declaration of Trust as the initial
Trustees:

                                WITNESSETH THAT:

                  WHEREAS, the Trustees desire to establish a trust fund under the laws of the State of New York for the investment and reinvestment of funds contributed thereto;

                  NOW THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust in trust as herein set forth below.

                                    ARTICLE I
                                      Name
                                      ----

                  This Trust shall be known as "PIC MidCap Portfolio".

                                   ARTICLE II
                                   Definitions
                                   -----------

                  Whenever used herein, unless otherwise required by the context or specifically provided, all terms used in this Declaration of Trust which are defined in the 1940 Act shall have the meanings given to them in the 1940 Act, and the following terms shall have the meanings set forth below. In this Declaration of Trust, the masculine embraces the feminine.


                  "Board" or "Board of Trustees" means the Board of Trustees of the Trust.

                  "Book Capital Account" means, for any Holder at any time, the Book Capital Account of the Holder for such day, determined in accordance with generally accepted accounting principles and the provisions of the 1940 Act.
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                  "Code" refers to the Internal Revenue Code of 1986, as amended from time to time.

                  "Commission" means the Securities and Exchange Commission.

                  "Holder" means a record owner of an Interest of the Trust.

                  "Interest" means the interest of a Holder in the Trust, including all rights, powers and privileges accorded to Holders in the Declaration of Trust, which interest may be expressed as a percentage, determined by calculating, at such times and on such basis as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances. Reference herein to a specified percentage in, or fraction of, Interests of the Holders means Holders whose combined Book Capital Accounts represent such specified percentage or fraction of the Book Capital Accounts of all Holders.

                  "Trust" refers to PIC Small Cap. Portfolio, the trust created by this Declaration of Trust.

                  "Trustees" refer to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustees.

                  "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.

                                   ARTICLE III
                              Trustees and Officers
                              ---------------------

                  1. Increase or Decrease in Number of Trustees. The Trustees may, by written instrument signed by a majority of the Trustees then holding office, increase the number of Trustees to a number not exceeding fifteen, and may fill the vacancies created by any such increase in the number of Trustees by appointment of an individual made by written instrument signed by a majority of the Trustees then holding office. The Trustees may likewise decrease the number of Trustees to a number not less than three, provided that no reduction in the number of Trustees shall have
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the effect of removing  any Trustee  from office.  No  appointment  of a Trustee shall become effective unless the individual named is at least 21 years of age and not under legal disability and until the individual shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration of Trust.

                  2. Term. Subject to any provisions of the 1940 Act and except as provided in this Article III, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided.

                  3. Resignation, Removal and Retirement. A Trustee may resign his trust, without need for prior or subsequent accounting, by an instrument signed in writing and delivered or mailed to the Chairman, if any, the President or the Secretary of the Trust, and such resignation shall be effective upon its receipt unless a later date is specified in the instrument. Any Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of the majority of the Interests of the Trust present in person or by proxy at any meeting of Holders at which such vote may be taken, provided that a quorum is present. Any Trustee at any time may be removed for cause by the action of at least two thirds of the Trustees whose removal is not proposed. Removal with cause includes, but is not limited to, the removal of the Trustee due to physical or mental incapacity or failure to comply with such written policies as from time to time may be adopted by at least two thirds of the Trustees with respect to the conduct of Trustees and attendance at meetings. Any Trustee who has attained a mandatory retirement age established pursuant to any written policy adopted by at least two thirds of the Trustees shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired in accordance with such policy, effective as of the date determined in accordance with such policy. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement. Upon the resignation, removal or retirement of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any property
                                       3
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of the Trust held in the name of the  resigning,  retiring  or removed  Trustee.
Upon the death of any Trustee or upon removal or resignation due to any Trustee's incapacity to serve, his legal representative shall execute and deliver such documents as the remaining Trustees shall require as provided in
the  preceding  sentence.  The  death,  declination,   resignation,  retirement,
removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

                  4. Vacancies. The term of office of a Trustee shall terminate, and a vacancy shall occur, in the event of the death, resignation, retirement, removal, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. A vacancy may be filled by the vote of the Holders of a majority of the Interests entitled to vote, at a meeting held in accordance with
Section 1 of Article VII hereof, or, to the extent provided by the 1940 Act, by written instrument signed by a majority of the Trustees then holding office.

                  5. Meetings. Regular meetings of the Board of Trustees shall be held at such time and on such notice, if any, as the Trustees may from time to time determine. Special meetings of the Trustees may be held from time to time upon call of the Chairman of the Board, if any, the President, the Secretary or two or more of the Trustees, by oral or telegraphic or written notice duly served on or sent or mailed to each Trustee not less than one day before such meeting. No notice need be given to any Trustee who attends in person or to any Trustee who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting. A majority of the Trustees then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees. If at any meeting of the Trustees there shall be less than a quorum present (in person or by open telephone line, to the extent permitted by the 1940 Act), a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is
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a quorum shall be the act of the Board, except as may be otherwise  specifically provided by statute or by this Declaration of Trust.

                  6. Committees. The Trustees may, by the affirmative vote of a majority of all Trustees, elect from the Trustees an Executive Committee to consist of such number of Trustees as the Trustees may from time to time determine. The Trustees by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Trustees. When a meeting of Trustees is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Trustees in the management of the business and affairs of the Trust (including the power to authorize the seal of the Trust to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies among the Trustees. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Trustees, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member.

                  The Trustees, by the affirmative vote of a majority of all the Trustees, may appoint other committees which shall in each case consist of such number of Trustees (not less than two) and shall have and may exercise such powers as the Trustees may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.


                  7. Actions without Meeting; Telephone Meetings. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be. Trustees or members of a committee of the Trustees may participate in a
                                       5
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meeting by means of a conference telephone or similar communications  equipment;
such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

                  8. Compensation. Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Trustees.

                  9. Officers. The executive officers of the Trust shall be chosen by the Trustees. These may include a Chairman of the Board, and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Trustees), a Secretary and a Treasurer. The Chairman of the Board, if any, shall be selected from among the Trustees. The Trustees may also, in their discretion, appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees. The Trustees may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by two or more officers. The term of office of all officers shall be as fixed by the Trustees; however, any officer may be removed from office at any time with or without cause by the vote of a majority of the Trustees. The officers, agents and employees of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Trustees or the Executive Committee.

                                   ARTICLE IV
                               Powers of Trustees
                               ------------------

                  1. General. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Holders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in
                                       6
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their  uncontrolled  discretion, shall deem proper to accomplish the purposes of this Trust.

                  2. Investments. The Trustees shall have power and authority to hold, invest and reinvest the funds of the Trust, and in connection therewith to hold part or all of such funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof) or in any other financial instruments whether or not considered as securities or commodities; and to exercise, as owner or holder of any securities or other financial instruments, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities. The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments that may be made by fiduciaries.

                  3. Legal Title. As soon as any person shall become a Trustee, the Trust estate shall vest in the new Trustee together with the continuing Trustees without any further act or conveyance. All of the assets of the Trust shall at all times be considered as vested in the Trustees and shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. The Trustees shall have the power to cause legal title to any property of the Trust to be held by or in the name of one or more of the Trustees or of any other person on behalf of the Trust, on such terms as the Trustees may determine.
                                       7
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                  4. Sale of Interests.  Subject to any more detailed provisions contained herein, the Trustees shall have the power to permit the purchase of Interests and to permit Holders to add to or reduce their Interest in the Trust.

                  5. Miscellaneous Powers. Subject to any applicable limitation in this Declaration of Trust, the Trustees shall have power and authority:

                               (a) to adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Holders;

                               (b)  to  employ  a  bank  or  trust   company  as
           custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

                               (c)  to  retain  a  transfer   agent  and  Holder
           servicing agent, or both;

                               (d) to provide for the distribution of Interests either through a principal underwriter or the Trust itself or both;

                               (e) to set record dates in the manner provided for in the By-Laws of the Trust.

                               (f) to delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;

                               (g) to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held in Trust hereunder; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                               (h) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;
                                       8
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                               (i) to consent to or  participate in any plan for
           the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

                               (j) to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

                               (k) to make, in the manner provided in the By-Laws, distributions of income and of capital gains to Holders;

                               (l) to borrow money and to pledge assets to the extent and in the manner permitted by the 1940 Act and the Trust's fundamental policy thereunder as to borrowing; and

                               (m) to enter into investment advisory or management contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons; if the other party or parties to any such contract are authorized to enter into securities transactions on behalf of the Trust, such transactions shall be deemed to have been authorized by all of the Trustees.

                  6. Further Powers. The Trustees shall have power to conduct the business of the Trust in all its branches and maintain one or more offices, whether within or without the State of New York or elsewhere in any part of the world, without restriction or limit as to extent. The Trustees shall have power to carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the State of New York, as a member of, or as the owner or holder of any stock of, or share of interest in, any issuer, and in connection therewith to make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise. The Trustees shall have power to do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the purposes or objects for which the Trust was established, and such power, objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Articles of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific powers, objects and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the State of New York nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

                                    ARTICLE V
                    Limitations of Liability; Indemnification
                    -----------------------------------------

                  1. Definitions. As used in this Article, the following terms shall have the meanings set forth below:

                               (a) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser, sub-adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

                               (b) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to
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
           which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;

                               (c)  the  term  "disabling  conduct"  shall  mean
           willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

                               (d) the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                               (e) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

                  2. No Personal Liability of Trustees and Others. No indemnitee shall be subject to any personal liability to any Person other than the Trust or its Holders in connection with the property or affairs of the Trust, unless arising from his bad faith, wilful misfeasance, gross negligence or reckless disregard of his duty to such Person, and all such Persons shall look solely to the property of the Trust for satisfaction of claims of any nature against an indemnitee arising in connection with the affairs of the Trust.

                  3. Indemnification. The Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, to the maximum extent permitted by law. However, the Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

                  4. Advance of Expenses. Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding. Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

                  5. Liability of Holders. Each Holder shall be jointly and severally liable (with rights of contribution inter sese in proportion to their respective Interests in the Trust) for the liabilities and obligations of the Trust in the event that the Trust fails to satisfy such liabilities and obligation; provided, however, that to the extent assets are available in the Trust the Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject by reason of his being or having been a Holder to the extent that such claim or liability imposes on the Holder an obligation or liability which, when compared to the obligations and liabilities imposed on other Holders, is greater than its Interest, and shall reimburse such Holder for all legal and other expenses reasonably incurred by it in connection with any such claim or liability. The rights accruing to a Holder under this section shall not exclude any other right to which such Holder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Holder in any appropriate situation even though not specifically provided herein. Notwithstanding the indemnification procedure described above, it is intended that each Holder shall remain jointly and severally liable to the Trust's creditors as a legal matter.

                  6. Reliance on Experts. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                  7. No Duty of Investigation. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred by the Trustees or upon their order. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

                                   ARTICLE VI
                                    Interests
                                    ---------

                  1. Interests. The beneficial interests in the Trust shall consist of non-transferable Interests.

                  2. Limitations on Holders of Beneficial Interest. Only institutional investors, including regulated investment companies, group trusts governed by Section 501(a) of the Code, common trust funds governed by Section 584 of the Code and similar collective investment arrangements may hold beneficial interests in the Trust. Such Holders may increase or decrease their interests in the Trust, however, such interests are not transferable. New holders of beneficial interest, from the institutional investor groups as previously described, may be admitted as investors.

                  3. Rights of Holders. All of the assets of the Trust shall at all times be considered as vested in the Trustees. Except as provided in this Declaration of Trust, no Holder shall have, as such holder of beneficial interest in the Trust, any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, in connection with the property or assets of the Trust, or in any part thereof, except the rights to receive the income and distributable amounts arising therefrom as set forth herein.

                  4. Record of Interests. The ownership of Interests shall be recorded in the books of the Trust or an agent. The record books of the Trust or any agent, as the case may be, shall be conclusive as to who are the Holders of Interests and as to the Book Capital Account balance of each.


                                   ARTICLE VII
                                     Holders
                                     -------

                  1. Meetings of Holders. Meetings of the Holders for any purpose or purposes (including the election of Trustees) may be called by the Chairman of the Board of Trustees, if any, or by the President or by the Board of Trustees and shall be called by the Secretary upon receipt of the request in writing signed by Holders holding not less than ten per cent (10%) of the Interests of the Trust. Such request shall state the purpose or purposes of the proposed meeting. All meetings of the Holders shall be held at the principal office of the Trust or at such other place as may from time to time be designated by the Board of Trustees and stated in the notice of meeting.

                  2. Notice of Meetings. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of Holders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Holder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears upon the books of the Trust.


                  No notice of the time, place or purpose of any meeting of Holders need be given to any Holder who attends in person or by proxy or to any Holder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

                  3. Record Dates. The Board of Trustees may fix, in advance, a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of Holders, and not exceeding ninety days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the Holders entitled to receive such dividends or rights, as the case may be; and only Holders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

                  4. Quorum. The presence in person or by proxy of the Holders of one-third of the Interests of the Trust shall constitute a quorum at any meeting of the Holders. If at any meeting of the Holders there shall be less than a quorum present, the Holders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

                  5. Voting. The Holders shall have power to vote (a) for the election of Trustees, (b) with respect to the amendment of this Declaration of Trust, (c) to the same extent as the shareholders of a New York business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Holders, and (d) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or authorized by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration statement of the Trust with the Commission or any State, or as the Trustees may consider desirable. At all meetings of Holders each Holder shall be entitled to a vote in proportion to his interest in the Trust on the record date, fixed as set forth above. All elections of Trustees shall be had by a plurality of the votes cast and all questions shall be decided by a majority of the votes cast, in each case at a duly constituted meeting, except as otherwise provided in this Declaration of Trust or by specific statutory provision superseding the restrictions and limitations contained in this Declaration of Trust.

                  6. Proxies and Inspectors. At all meetings of Holders every Holder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by proxy appointed by instrument in writing subscribed by such Holder or his duly authorized attorney-in-fact.

                  At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the Interests entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such inspector.

                  The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Interests entitled to vote on such election or matter.

                  7. Conduct of Holders' Meetings. The meetings of the Holders shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if neither the Chairman of the Board of Trustees, the President nor any Vice-President is present, by a chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

                  8. Concerning Validity of Proxies, Ballots, etc. At every meeting of the Holders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 6, in which event such inspectors of election shall decide all such questions.

                  9. Action by Written Consent. Any action which may be taken by Holders may be taken without a meeting if the Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as shall be required by any express provisions of this Declaration of Trust) shall consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

                  10. Inspection of Records. The Holders shall have the right to inspect the records, documents, accounts and books of the Trust, subject to reasonable regulations of the Trustees, not contrary to New York law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

                  11. Other Rights of Holders. Notwithstanding anything elsewhere contained in this Declaration of Trust or in the By-Laws of the Trust, the Holders shall have such rights, and the Trust, the Board of Trustees, and the Trustees shall have such obligations as would exist if the Trust were a common law trust covered by Section 16(c) of the 1940 Act. However, the Trust may at any time or from time to time apply to the Commission for one or more exemptions from all or part of said Section 16(c) and, if an exemptive order or orders are issued by the Commission, such order or orders shall be deemed part of said Section 16(c) for the purposes of this paragraph.

                                  ARTICLE VIII
                         Management and Other Contracts
                         ------------------------------

                  1. Parties to Contracts. Subject to the provisions of the 1940 Act, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a Trustee, or a partnership, corporation or association of which a Trustee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees or a majority thereof; and any Trustee who is so interested, or who is also a director,
officer,   trustee,  employee  or  stockholder  of  such  other  corporation  or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other trust or corporation or association or a member of a partnership so interested.

                  2. Management and Underwriting Contracts. Specifically, but without limitation of the foregoing, the Trust may enter into a management or investment advisory contract or underwriting contract and other contracts with, and may otherwise do business with any manager or investment adviser and/or any sub-adviser for the Trust and/or principal underwriter of the Interests of the Trust or any subsidiary or affiliate of any such manager or investment adviser and/or sub-adviser and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Trust notwithstanding that the Board of the Trust may be composed in part of partners, directors, officers or employees of any such firm or corporations, and officers of the Trust may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in any way affected thereby, nor shall any Trustee or officer of the Trust be liable to the Trust or to any Holder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX
                                   Redemptions
                                   -----------

                  Each Holder, upon request to the Trust in proper form determined by the Trust, shall be entitled to redeem its Interest in the Trust, by decreasing or withdrawing all or part of such Interest. Such redemption shall be subject to the terms and conditions provided in this Article. The amount of such redemption shall be determined by a formula adopted by the Board of Trustees, provided that such amount shall not exceed the reduction in the Holder's Book Capital Account effected by such redemption. Notwithstanding the foregoing, the Trustees, when permitted or required to do so by the 1940 Act, may suspend the right of the Holders to require the Trust to redeem Interests.

                                    ARTICLE X
                     Determination of Book Capital Accounts
                     --------------------------------------

                  1. Book Capital Account Balances. The Book Capital Account balances of Holders shall be determined at such time or times, at such frequency and pursuant to such method as the Trustees may from time to time determine. The power and duty to make such calculations may be delegated by the Trustees to such person as the Trustees may determine.

                  2. Distributions and Allocations to Holders. The Trustees shall, in compliance with applicable provisions of the Code or regulations thereunder, agree to (a) the daily allocation of income or loss to each Holder,
(b) the payment of distributions to Holders and (c) upon liquidation of the Trust, the final distribution of items of taxable income and expense. Any such agreement may be amended from time to time to comply with the Code or regulations thereunder. The Trustees may retain from net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of the affairs of the Trust or to retain for future requirements or extension of the business of the Trust.

                  3. Power to Modify Foregoing. Notwithstanding any of the foregoing provisions of this Article, the Trustees may, in their absolute discretion, prescribe such bases and times for determining the net income and net assets of the Trust, the allocation of income or the payment of distributions to the Holders of the Trust as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

                                   ARTICLE XI
                            Duration and Termination
                            ------------------------

                  1. Duration. Subject to possible termination or dissolution in accordance with the terms of this Article, the Trust created hereby shall continue until the expiration of twenty years after the death of the last survivor of the initial Trustees named herein and the last survivor of the descendants of Queen Victoria of England living on the date hereof.

                  2. Termination. The Trustees, with the favorable vote of the Holders of not less than two-thirds of the Interests of the Trust, may sell and convey the assets of the Trust (which sale may be subject to the retention of assets for the payment of liabilities and expenses) to another issuer for a consideration which may be or include securities of such issuer. Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise, the Trustees shall distribute the remaining proceeds ratably among the Holders of the Interests of the Trust.

                  The Trustees, with the favorable vote of the holders of not less than two-thirds of the Interests of the Trust, may at any time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the Holders of the Interests.

                  Upon completion of the distribution of the remaining proceeds or the remaining assets as provided above, the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

                  3. Dissolution. Upon the withdrawal, resignation, retirement, bankruptcy or expulsion of any Holder, the Trust shall be dissolved and terminated effective 120 days after such event. However, the Holders may, by a unanimous affirmative vote of Holders of the Interests of the Trust at any meeting of the Holders or by an instrument in writing without a meeting signed by a majority of the Trustees and consented to by all of the Holders of such Interests, agree to continue the business of the Trust even if there has been a prior dissolution and termination.

                                   ARTICLE XII
                                  Miscellaneous
                                  -------------

                  1. Requirement for Action. Except as otherwise provided in this Declaration of Trust or the By-Laws, whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of a quorum of Trustees as set forth herein or as required pursuant to the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

                  2. Implied Powers. The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts or things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees.

                  3. Organization Costs. In the event that any person advances the organizational expenses of the Trust, such advances shall become an obligation of the Trust subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.

                  4. Proper Action. Whenever any action is taken under this Declaration of Trust under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

                  5. Determination of Value. Whenever under this Declaration of Trust, the Board of Trustees is permitted or required to place a value on assets of the Trust, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

                  6. Amendment. If authorized by vote of the Trustees and the favorable vote of the Holders of more than 50% of the Interests entitled to vote, or by any larger vote which may be required by applicable law in any particular case, the Trustees shall amend or otherwise supplement this instrument. Notwithstanding the foregoing, the name of the Trust may be changed if authorized by vote of the Trustees and no vote of, or other action by, the holders of the outstanding Interests of the Trust is required. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Holders or the Trustees as aforesaid or a copy of the Declaration, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Notwithstanding any other provisions hereof, until such time as Interests are first sold, this Declaration of Trust may be terminated or amended in any respect by an instrument signed by a majority of the Trustees.

                  7. Certificate of Designation; Agent for Service of Process. The Trust shall file, in the Department of State of New York, a certificate, in the Trust name and signed by an officer of the Trust, designating the Secretary of State of New York as an agent upon whom process in any action or proceeding against the Trust may be served.

                  8. Governing Law. The Declaration of Trust is executed by the Trustees and delivered in the State of New York and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the State of New York and reference shall be specifically made to the trust law of the State of New York as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

                  9. Counterparts. This Declaration of Trust may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                  10. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner related to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

                  11. Provisions in Conflict with Law or Regulations.

                               (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                               (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

                  IN WITNESS WHEREOF, the undersigned initial trustees have executed this instrument this 29th day of December, 1997.



                                        ----------------------------------
                                        Chris Kissack
                                        as Trustee and not individually

                                        479 West 22nd Street
                                        New York, NY  10011



                                        ----------------------------------
                                        Steven J. Paggioli
                                        as Trustee and not individually

                                        479 West 22nd Street
                                        New York, NY  10011




                                        ----------------------------------
                                        Robert H. Wadsworth
                                        as Trustee and not individually

                                        479 West 22nd Street
                                        New York, NY  10011
                                       24